Exhibit 10.3

SUBSCRIPTION AGREEMENT FOR SHARES OF SERIES A PREFERRED STOCK AND COMMON STOCK PURCHASE WARRANTS

This SUBSCRIPTION Agreement (this “Agreement”) is made as of March 29, 2018 by, and between MYnd Analytics, Inc., a Delaware corporation (the “Company”), and the investors listed on Schedule A hereto (each, an “Investor,” and collectively, the “Investors”).

WITNESSETH

In consideration for the mutual promises and covenants herein, the parties agree as follows:

WHEREAS, the Company is offering, in a private placement, of an aggregate of $3,000,000 of Series A Preferred Stock (“Series A Preferred Stock”), par value $0.001 per share (the “Shares”) and Warrants (“Warrants”) to purchase up to $3,000,000shares of Common Stock (“Common Stock”), par value $0.001 per share in a private placement to accredited investors pursuant to a Confidential Offering Memorandum dated March 28, 2018 (the “Offering”); and

WHEREAS, the undersigned desires to subscribe for and purchase the number of Shares set forth on Schedule A hereto.

Section 1 – Purchase and Sale of SHARES

1.1       Purchase and Sale of Shares. The Company has authorized the issuance and sale, in accordance with the terms hereof, of shares of Preferred Stock and Warrants. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), the Company agrees to issue to each Investor, and each Investor agrees to purchase from the Company, in the amount set forth on Schedule A. The Company will sell Shares and Warrants to more than one Investor, each of whom will sign a copy of this Subscription Agreement or a conformed copy hereof. Each Investor may purchase Warrants to purchase such number of shares of Common Stock equal to the number of Shares for which they subscribe. The purchase price for each Share shall not be less than the Closing Consolidated Bid Price for the Company’s Common Stock as reported by the Nasdaq Market on the business day prior to the Closing. The purchase price for the Warrants shall equal $0.125 for every Share that an Investor is purchasing and the Warrants will have an exercise price equal to 125% of the purchase price for the Shares.

1.2       Closing.

(a)         Closing. The purchase and sale of the Shares and Warrants shall take place at a closing (the “Closing”) which shall take place remotely via exchange of documents and signatures at 10:00 a.m. Eastern Time on the same business day as the execution and delivery of this Agreement, or at such other place and time as may be agreed to among the Company and the Investors. At the Closing, the Company shall deliver to each of the Investors purchasing Shares and Warrants for cash at such closing, a certificate representing such number of Shares and a Warrant as is set forth opposite such Investor’s name on Schedule A hereto against receipt of a check subject to collection or a wire transfer in immediately available funds of the purchase price, to an account designated by the Company.

(b)         Conditions. The obligation of each Investor to purchase and pay cash for the Shares and Warrants to be delivered at a Closing is, unless waived by such Investor, subject to the condition that the Company’s representations and warranties contained in Section 2 are true, complete and correct on and as of such Closing date. The obligation of the Company to sell and issue Shares and Warrants to be delivered at a Closing is, unless waived by the Company, subject to the condition that the relevant Investor’s representations and warranties contained in Section 3 are true, complete and correct on and as of the Closing Date.

Section 2 - Representations and Warranties of the Company

The Company represents and warrants to each Investor as follows:

2.1       Existence of Company. The Company is a duly organized Delaware corporation. The Company is validly existing in all jurisdictions where it conducts its business.

2.2       Authority to Execute. The execution, delivery and performance by the Company of this Agreement and the issuance of the Shares and Warrants are within the Company’s corporate powers, have been duly authorized by all necessary corporate action, do not and will not conflict with any provision of law or organizational document of the Company (including its Certificate of Incorporation or Bylaws) or of any agreement or contractual restrictions binding upon or affecting the Company or any of its property and need no further stockholder or creditor consent.

2.3       No Stockholder Approval Required. No approval of the Company’s stockholders is required for (i) the entry by the Company into this Agreement, or (ii) the issuance of the Shares and Warrants contemplated by this Agreement.

2.4       Series A Preferred Stock. The Shares will be issued pursuant to the Certificate of Designation, Preferences and Rights of Series A Preferred Stock (“Certificate of Designation”) attached hereto as Schedule B, will conform in all respects to the terms thereof. The Certificate of Designation has been filed with the Secretary of State of the State of Delaware.

2.5       Warrants. The form of Warrant is attached hereto as Schedule C and will conform in all respects to the terms thereof.

2.6       Valid Issuance. The Shares will be, validly issued, fully paid and nonassessable and each of the Shares and the Warrants will be free of restrictions on transfer other than restrictions on transfer under, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Investor. Assuming the accuracy of the representations of the Investor in Section 3 of this Agreement, the Shares and the Warrants will be issued in compliance with all applicable federal and state securities laws.

2.7       Binding Obligation. Each of this Agreement and the Warrants is, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

2.8       Litigation. No litigation or governmental proceeding is pending or threatened against the Company which may have a materially adverse effect on the financial condition, operations or prospects of the Company, and to the knowledge of the Company, no basis therefore exists.

2.9       Intellectual Property. To the best of the Company’s knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products.

2.10      SEC Reports.The Company has filed all forms, reports, schedules, proxy statements, registration statements and other documents (including all exhibits thereto) required to be filed by it with the U.S Securities and Exchange Commission (the “SEC”) pursuant to the federal securities laws and the SEC rules and regulations thereunder, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) (as they have been amended since the time of their filing, including all exhibits thereto, the “SEC Reports”). Each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act and the rules and regulations of the SEC under all of the foregoing. None of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 3 - Representations and Warranties of the Investors

Each Investor represents and warrants to the Company as follows:

3.1       Authorization; Binding Obligations; No Violation. The Investor has full power and authority to enter into this Agreement and this Agreement constitutes a valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles. The execution and delivery by the Investor of this Agreement, the consummation of the transactions contemplated hereby and thereby, and the compliance by the Investor with the terms and provisions hereof and thereof, will not result in a default under (or give any other party the right, with the giving of notice or the passage of time, or both, to declare a default or accelerate any obligation under) or violate any charter or similar documents of the Investor, if other than a natural person, or any contract to which the Subscriber is a party or by which it or any of its properties or assets are bound, or violate any requirement of law applicable to the Investor.

3.2       Accredited Investor. The Investor is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D promulgated under the Securities Act.

3.3       Investment for Own Account. The Shares and the Warrants are being acquired for his, her or its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

3.4       Knowledge and Experience. The Investor has such knowledge and experience in financial and business matters that (s)he is capable of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision with respect thereto, has the ability and capacity to protect his/her interests and can bear the economic risk of the acceptance of the Shares, including a total loss of his/her investment.

3.5        Opportunity to Ask Questions. The Investor has had the opportunity to ask questions and receive answers from the Company or any authorized person acting on its behalf concerning the Company and its business and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by the Investor. In connection therewith, the Investor acknowledges that (s)he has had the opportunity to discuss the Company’s business, management and financial affairs with the Company’s management or any authorized person acting on its behalf.

3.6.       Receipt of Information. The Investor has received and reviewed all of the information concerning the Company and the Shares and the Warrants , both written and oral, that the Investor desires. Without limiting the generality of the foregoing, the Investor has been furnished with or has had the opportunity to acquire, and to review: all information, both written and oral, that the Investor desires with respect to the Company’s business, management, financial affairs and prospects. In determining whether to make this investment, the Investor has relied solely on his/her own knowledge and understanding of the Company and its business and prospects based upon the Investor’s own due diligence investigations and the Company’s filings with the SEC.

3.7       Disqualification. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Investor or, to the Investor’s knowledge, any Covered Person (as hereinafter defined), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any individual listed in the first paragraph of Rule 506(d)(1) of the Securities Act.

Section 4 - Miscellaneous

4.1       No Waiver; Cumulative Remedies. No failure or delay on the part of any party to this Agreement in exercising any right or remedy under, or pursuant to, this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy or power preclude other or further exercise thereof, or the exercise of any other right, remedy or power. The remedies in this Agreement are cumulative and are not exclusive of any remedies provided by law.

4.2       Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended (either retroactively or prospectively) with the written consent of the Company and Investors owning a majority of the Shares purchased in the Offering (“Majority Holders”). Any amendment effected in accordance with this Section 4.2 shall be binding upon each Investor, each future holder of Shares and the Company.

4.3       Notices, Etc. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person; sent by facsimile transmission; sent by electronic mail; duly sent by first class registered or certified mail, return receipt requested, postage prepaid; or duly sent by overnight delivery service (e.g., Federal Express) addressed to such party (i) if to the Company, at the address, fax number or electronic mail address, as applicable, set forth on the signature page hereof or (ii) if to an Investor, at the address, fax number or electronic mail address, as applicable, set forth on Schedule A hereto, or at such other address, fax number or electronic mail address as may hereafter be designated in writing by the addressee to the sender. All such notices, advises and communications shall be deemed to have been received: (a) in the case of personal delivery, on the date of such delivery; (b) in the case of facsimile or electronic mail transmission, on the date of transmission; and (c) in the case of mailing or delivery by service, on the date of delivery as shown on the return receipt or delivery service statement.

4.4       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state. The Company and each Investor consent to personal jurisdiction in New York County, New York.

4.5       Severability. If any term in this Agreement is held to be illegal or unenforceable, the remaining portions of this Agreement shall not be affected, and this Agreement shall be construed and enforced as if this Agreement did not contain the term held to be illegal or unenforceable.

4.6       Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and each Investor and their respective successors and assigns.

4.7       Transfer of Shares and Warrants. Notwithstanding the legend required to be placed on the Shares and Warrants by applicable law, no registration statement or opinion of counsel shall be necessary: (a) for a transfer of Shares or Warrants to the respective estate of each Investor or for a transfer of Shares and Warrants by gift, will or intestate succession of each Investor to his or her spouse or to the siblings, lineal descendants or ancestors each Investor or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were the original Investor hereunder; or (b) for a transfer of Shares and Warrants pursuant to SEC Rule 144 or any successor rule, or for a transfer of Shares and Warrants pursuant to a registration statement declared effective by the SEC under the Securities Act relating to the Shares and Warrants.

4.8       Survival of Representations, Warranties and Covenants. The representations and warranties of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement indefinitely, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the other parties. The covenants of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement until such time as the Notes have been paid in full.

4.9       Entire Agreement. This Agreement, the Warrant and the Certificate of Designation constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

4.10       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

4.11       California Commissioner of Corporations. THE SALE OF THE SHARES AND WARRANTS WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SHARES AND WARRANTS OR PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SHARES AND WARRANTS PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SHARES IS EXEMPT FROM QUALIFICATIONS BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first written above.

MYND ANALYTICS, INC.

By:	/s/ Donald E. D’Ambrosio
Name: Donald E. D’Ambrosio
Title: Chief Financial Officer

Address/Fax Number/E-mail Address for Notice:

26522 La Alameda

Mission Viejo, CA 92691

Fax: (866) 867 4446

ddambrosio@myndanalytics.com

INVESTOR:

By:	/s/ John Pappajohn
Name: John Pappajohn
Director

By:	/s/ Peter Unuane
Name: Peter Unuane
Director

By:	/s/ Mary Pappajohn
Name: Mary Pappajohn

[SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT]

SCHEDULE A

Name, Address, Fax Number, E-Mail Address and Tax ID Number of Investor	Aggregate Purchase Price
Name:_John Pappajohn _______________ Address:_1660 Walt Whitman Road, Suite 105 ________Melville, NY 11747______________	$1,000,000.00
Name:_Mary Pappajohn _______________ Address:_1660 Walt Whitman Road, Suite 105 ________Melville, NY 11747______________	$1,000,000.00
Name:_Peter Unanue_____________________ Address:_26 Sunden Ct___________________ ________Old Tappan, NJ 07675____________ Email:__Peter.Unanue@goya.com__________ Tax ID:__###-##-####____________________	$100,000.00
TOTAL:	$2,100,000.00